SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – February 11, 2011
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Incentive Compensation Plan

          At its February 11, 2011 meeting, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Honeywell International Inc. (“Honeywell” or the “Company”) reviewed and approved the 2011 corporate financial objectives that will be used, together with other factors described below, to determine the 2011 annual incentive compensation that will be payable in the first quarter of 2012 to executives under Honeywell’s Incentive Compensation Plan for Executive Employees (“Incentive Compensation Plan”). The selected financial metrics are earnings per share (“EPS”), free cash flow (“FCF”) and working capital turns (“WCT”). EPS is stated as a target range determined on a proforma net income basis which excludes the impact of any fourth quarter pension mark-to-market adjustment. FCF is defined as cash flow from operations less capital expenditures, excluding any cash contributions made to the Company’s US pension plans. WCT is defined as sales divided by working capital (in each case, excluding the impact of current year acquisitions), calculated based on a 13-month rolling average. Working capital is defined as trade accounts receivable plus inventory less accounts payable and customer advances.

          2011 annual incentive awards will be paid from a pool that will be funded based in part upon achievement of the following corporate financial objectives:

Metric	Target

EPS	$3.60 - $3.80
FCF	$3.6 Billion
WCT	7.1 Turns

          In setting bonus pools and/or determining actual awards, the Committee also considers other factors which it believes are appropriate supplements to the results achieved against the financial goals set forth above, including (i) other key performance measures which assess both the strength and degree of difficulty of actual corporate and operating segment performance, such as year-over-year variance in segment profit, margin expansion, and revenue and free cash flow conversion, quality of earnings, relative performance of the Company’s operating segments or business units within the operating segments, relative EPS performance compared to comparable businesses, relevant industry and economic conditions, degree of stretch in targets, and Incentive Compensation Plan payout levels relative to performance in prior years, (ii) achievement of individual management objectives aligned with the Honeywell Initiatives, and (iii) demonstrated leadership behaviors.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2011	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Thomas F. Larkins

Thomas F. Larkins
Vice President, Corporate Secretary and
Deputy General Counsel